UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GB&T Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

GB&T BANCSHARES, INC.
500 Jesse Jewell Parkway, S.E.
Gainesville, Georgia  30501

April 10, 2006

Dear Fellow Shareholder:

The annual meeting of shareholders of GB&T Bancshares, Inc. will be held on Thursday, May 11, 2006, at 5:00 p.m. local time, at the Gainesville Civic Center located at 830 Green Street, Gainesville, Georgia for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

Enclosed with this letter is a copy of our 2005 Annual Report, a Notice of the Annual Meeting, our Proxy Statement, and a proxy card. The Proxy Statement contains information about actions to be taken at the meeting. We encourage you to review these materials so you will be informed about the matters that will be considered at the meeting.

To ensure that your shares are voted at the meeting, please complete, date, sign, and return the proxy card in the enclosed postage-paid envelope at your earliest convenience. Every shareholder’s vote is important, no matter how many shares you own.

We encourage you to attend our annual meeting of shareholders. We look forward to your continued support and another good year in 2006.

Very truly yours,

Philip A. Wilheit,
Chairman of the Board of Directors

GB&T BANCSHARES, INC.
500 Jesse Jewell Parkway, S.E.
Gainesville, Georgia  30501
(770) 532-1212

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on May 11, 2006

The 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of GB&T Bancshares, Inc. (the “Company”) will be held at the Gainesville Civic Center located at 830 Green Street, Gainesville, Georgia, on Thursday, May 11, 2006, at 5:00 p.m., local time, for the following purposes:

1.                 to elect 12 directors to constitute the Board of Directors to serve until the next annual meeting and until their successors are elected and qualified; and

2.                 to approve the amendment of the Company’s Stock Option Plan of 1997 to (i) increase the number of shares of common stock available for grants under the plan from 1,500,000 to 2,000,000 and (ii) to extend the term of the Plan by five years; and

3.                 to consider such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors has set March 23, 2006, as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

A Proxy Statement and proxy card solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy card promptly in the enclosed business reply envelope. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

Also enclosed herewith is the Company’s 2005 Annual Report, which contains financial data and other information about the Company.

By Order of the Board of Directors

Richard A. Hunt
President and Chief Executive Officer

Gainesville, Georgia
April 10, 2006

YOUR PROXY IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY COMPLETING, SIGNING AND MAILING THE ENCLOSED PROXY CARD TO THE COMPANY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE. YOUR PROXY MAY BE REVOKED, IF YOU CHOOSE, AT ANY TIME PRIOR TO THE VOTE BEING TAKEN AT THE ANNUAL MEETING.

GB&T BANCSHARES, INC.
500 Jesse Jewell Parkway, S.E.
Gainesville, Georgia  30501
(770) 532-1212

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To be held on May 11, 2006

SOLICITATION OF PROXIES

This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation by the Board of Directors of GB&T Bancshares, Inc., a Georgia corporation (the “Company”), of proxies from the shareholders of the Company for use at the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 11, 2006, at 5:00 p.m., local time, at the Gainesville Civic Center, located at 830 Green Street, Gainesville, Georgia, or any adjournment or postponement thereof. The Company operates through its subsidiary banks, which include Gainesville Bank & Trust, Community Trust Bank, United Bank & Trust, HomeTown Bank of Villa Rica, First National Bank of the South, and First National Bank of Gwinnett (collectively, the “Banks”).

In addition to this solicitation by mail, the officers and employees of the Company and its subsidiaries, without additional compensation, may solicit proxies in favor of the proposals if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of common stock of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of proxies for the Annual Meeting will be borne by the Company.

At the Annual Meeting, shareholders will be asked to vote upon a proposal to elect 12 directors who will serve a one-year term that will expire when their successors are elected and qualified at the next annual meeting and a proposal to approve an amendment to the Company’s 1997 Stock Option Plan that would increase the number of shares of common stock available for grants under the plan from 1,500,000 to 2,000,000 and would extend the term of the Plan by five years.

This Proxy Statement and the enclosed proxy card are being mailed to the Company’s shareholders on or about April 10, 2006.

REVOCATION OF PROXIES

The enclosed proxy card is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his or her shares voted by proxy, even if he or she attends the Annual Meeting. The Board of Directors encourages each shareholder to personally attend the Annual Meeting, even if he or she has returned a proxy, which may be revoked by attending the Annual Meeting and voting in person. A shareholder may also revoke his or her proxy at any time before the shares it represents are voted at the Annual Meeting, by delivering either a written revocation or a duly executed proxy bearing a later date to Alan A. Wayne, Secretary, GB&T Bancshares, Inc., P.O. Box 2760, Gainesville, Georgia 30503, or by hand-delivery to the main office of the Company at 500 Jesse Jewell Parkway, S.E., Gainesville, Georgia, to the attention of Alan A. Wayne, Secretary.

Proxies in the accompanying form, duly executed and returned to the Company, and not revoked, will be voted at the Annual Meeting unless the shareholder attends the Annual Meeting and votes in person. Proxies received by the Company will be voted in accordance with the instructions given on the enclosed form of proxy. If a proxy is signed and no specification is made, the shares represented by the proxy will be voted in favor of the proposals described in this Proxy Statement and in accordance with the best judgment of the persons exercising the proxy with respect to any other matters properly presented for action at the Annual Meeting or at any adjournment or postponement thereof.

VOTING AND OUTSTANDING STOCK

Only shareholders of record at the close of business on March 23, 2006, the record date, will be entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 12,938,842 shares of common stock, no par value per share, of the Company issued and outstanding. The common stock is the only outstanding class of equity securities of the Company.

A quorum for the transaction of business at the Annual Meeting consists of the holders of the majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting present in person or represented by proxy. Abstentions will be treated as present for purposes of determining a quorum. Shares held by a broker as nominee (i.e., in “street name”) that are represented by proxies at the Annual Meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from a beneficial owner of the shares (“broker non-votes”), will also be treated as present for quorum purposes. Each share of common stock of the Company is entitled to one vote on each matter to come before the Annual Meeting.

With respect to Proposal One, the directors will be elected by the affirmative vote of a plurality of the shares of common stock represented in person or by proxy, so long as a quorum is present at the meeting. Votes that are withheld, abstentions and broker non-votes will have no effect on the election of directors.

With respect to Proposal Two, approval of the amendment to the Plan requires the affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting. Abstentions will have the same effect as a negative vote, but broker non-votes will have no effect on the outcome of the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the shares of the Company’s common stock owned as of February 1, 2006, (i) by each person known to the Company who beneficially owned more than 5% of the shares of the Company’s common stock, (ii) by each of the Company’s directors and the executive officers named in the Summary Compensation Table on page 16 of this Proxy Statement, and (iii) by all of the Company’s directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Larry B. Boggs	88,407	(3)	*
Lowell S. (Casey) Cagle	18,635	(4)	*
Dr. John W. Darden	163,431	(5)	1.25
William A. Foster, III	88,208	(6)	*
Bennie E. Hewett	120,985	(7)	*
Richard A. Hunt	124,024	(8)	*
James L. Lester	76,927	(9)	*
John E. Mansour	55,829	(10)	*
Dr. T. Alan Maxwell	70,727	(11)	*
James H. Moore	12,819	(12)	*
Samuel L. Oliver	91,516	(13)	*
Alan A. Wayne	28,310	(14)	*
Philip A. Wilheit	213,977	(15)	1.64
Gregory L. Hamby	33,460	(16)	*
All directors and executive officers as a group (14 persons)	1,187,255		9.09

*                    Represents less than 1% of the Company’s outstanding shares.

(1)          Under the rules of the U.S. Securities and Exchange Commission (the “SEC”), a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities that such person has the right to acquire beneficial ownership of within 60 days. Except as otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information as to beneficial ownership has been furnished by the respective persons listed in the above table.

(2)          Based on 13,060,027 shares outstanding as of March 23, 2006. Shares underlying outstanding stock options or warrants exercisable within 60 days of such date are deemed to be outstanding for purposes of calculating the percentage owned by such holder.

(3)          Includes 131 shares owned by B&W Properties, Inc. and 6,922 shares owned by Benchmark International Inc. Mr. Boggs is president of both entities. Also includes currently exercisable options to purchase 3,500 shares.

(4)          Includes currently exercisable options to purchase 9,800 shares.

(5)          Includes 14,357 shares owned by Dr. Darden’s wife, and an aggregate of 57,524 shares which are held in two individual retirement accounts for Dr. Darden’s benefit.

(6)          Includes 26,948 shares held in an individual retirement account for Mr. Foster’s benefit. Also includes currently exercisable options to purchase 11,790 shares.

(7)          Includes 1,744 shares held by Mr. Hewett’s children, an aggregate of 11,275 shares held in individual retirement accounts for Mr. Hewett’s benefit, 48,237 shares held by Citizens Family Partnership, 12,135 shares held by Life of Georgia Credit Reinsurance, and 38,605 shares held by Citizen Reinsurance. Mr. Hewett shares voting power over the shares held by his children. Mr. Hewett shares investment and voting power over the shares held by Citizens Family Partnership. Also includes currently exercisable options to purchase 7,813 shares.

(8)          Includes 27,549 shares held in an individual retirement account for Mr. Hunt’s benefit. Also includes currently exercisable options to purchase 22,000 shares, 2,437 shares held by his spouse and 781 shares owned jointly with his mother.

(9)          Includes 43,267 shares owned by J.L. Lester & Son and 278 shares owned by Mr. Lester and Beth Lester as joint tenants. Includes 16,560 shares held in an individual retirement account for Mr. Lester’s benefit. Also includes currently exercisable options to purchase 3,500 shares.

(10)   Includes 2,760 owned jointly by Mr. Mansour and his wife, 520 shares held by his wife, and currently exercisable options to purchase 27,600 shares.

(11)   Includes 34,153 shares held in an individual retirement account for Dr. Maxwell’s benefit and 2,377 shares held in an individual retirement account for his wife’s benefit. Also includes 2,351 shares held by Dr. Maxwell’s mother, for whom he serves as co-legal guardian.

(12)   Includes 690 shares held by wife and 393 shares held in an individual retirement account for Mr. Moore’s benefit.   Also includes ownership of 690 shares in the name of Sidney O. Smith, Inc. Also includes currently exercisable options to purchase 3,500 shares.

(13)   Includes 15,878 shares owned by Mr. Oliver’s wife, 56,405 shares held by the Hulsey Oliver & Mahar 401(k) Plan for the benefit of Mr. Oliver, and 312 shares held by the Hulsey & Oliver Building Company, for which Mr. Oliver is a 50% partner. Also includes currently exercisable options to purchase 3,619 shares.

(14)   Includes 2,001 shares owned by Mr. Wayne’s wife. Also, includes 531 shares held in an individual retirement account for Mr. Wayne’s benefit, 62 shares held in an individual retirement account for Mr. Wayne’s wife’s benefit, 4,118 shares held in a joint investment account with his wife. Also includes currently exercisable options to purchase 7,813 shares.

(15)   Includes 14,978 shares owned by Mr. Wilheit’s wife, 7,390 shares held in an investment account and 7,811 shares held by the Wilheit Family Properties. Mr. Wilheit shares investment and voting power over the shares held by Wilheit Family Properties.

(16)   Includes currently exercisable options to purchase 20,750 shares. Includes 312 shares which are held in an individual retirement account for Mr. Hamby’s benefit.

PROPOSAL ONE:
ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

The bylaws of the Company provide that the Board of Directors shall consist of not less than five nor more than 25 persons, the exact number within such minimum and maximum limits to be fixed and determined from time-to-time by resolution of a majority of the Board of Directors. The Board of Directors may increase or decrease the number of directors by not more than two in any one year so long as such increase or decrease does not place the number of directors at less than five nor more than 25. The Board of Directors currently consists of 13 members. At the Annual Meeting, a shareholder cannot vote for a greater number of persons for director than the number of nominees named in this Proxy Statement, which is 12 members.

For purposes of the Annual Meeting, the directors will be elected by the affirmative vote of a plurality of the shares of common stock represented in person or by proxy, so long as a quorum is present at the meeting. A quorum is present when the holders of a majority of the shares outstanding on the record date are present at a meeting in person or are represented by proxy. An abstention or broker non-vote would not be considered to be one of the “votes cast” for purposes of the first sentence of this paragraph, but would be included in determining whether a majority of the outstanding shares is represented for determining whether a quorum is present at a meeting.

Each proxy card executed and returned by a shareholder will be voted as specified thereon by the shareholder. If no specification is made, the proxy will be voted for the election of the nominees named below to constitute the entire Board of Directors. If any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors as a substitute nominee, but in no event will the proxy be voted for more than 12 substitute nominees.

The Board of Directors has nominated and recommends to the Company’s shareholders the election of each of the nominees set forth below as a director of the Company until the next annual meeting of shareholders, or until his successor is duly elected and qualified. All of the nominees are currently directors of the Company. If any nominee is unable to serve as a director, shares represented by proxy will be voted in favor of such nominee as the Board may adopt as a substitute by majority vote of the Board. At this time, the Board knows of no reason any nominee will be unable to serve as a director.

Set forth below are the names of each nominee for election to a term as a director and to serve until the 2007 annual meeting of shareholders, or until his successor is duly elected and qualified. It is the intention of the persons designated in the proxy card to vote for the election of the nominees listed below.

Lowell S. (Casey) Cagle	Dr. John W. Darden
William A. Foster III	Bennie E. Hewett
Richard A. Hunt	James L. Lester
John E. Mansour	Dr. T. Alan Maxwell
James H. Moore	Samuel L. Oliver
Alan A. Wayne	Philip A. Wilheit

The following are the names and ages of the nominees, the year each individual began continuous service as director of the Company and the business experience of each, including principal occupations, at present and for at least the past five years.

Name, Age and Term as Director	Principal Occupation for Last Five Years and Other Directorships
Lowell S. (Casey) Cagle, age 39 Director since 2004

Mr. Cagle is the owner and President of Casey Cagle Properties, LLC and a Georgia State Senator for the 49th District. He served as Chairman of the Board of Southern Heritage Bancorp and Southern Heritage Bank from Southern Heritage's inception in 1998 until the Company's acquisition of Southern Heritage in 2004.

Dr. John W. Darden, age 60 Director since 1987

Dr. Darden is a retired medical doctor, having practiced surgery in Gainesville, Georgia for 25 years. Prior to September 2001, Dr. Darden was a partner in Northeast Georgia Surgical Associates for approximately 17 years, where he practiced as a surgeon.

William A. Foster, III, age 61 Director since 2001

Since 1992, Mr. Foster has served as Superior Court Judge for the Paulding Circuit, State of Georgia. On February 1, 2005, Mr. Foster becae a Senior Judge of the Superior Courts of Georgia. Mr. Foster was a director of Community Trust Financial Services Corporation until that company was acquired by the Company on June 30, 2001. Mr. Foster is Chairman of the Board of Directors of Community Trust Bank, which became a subsidiary of the Company in connection with its acquisition of Community Trust Financial Services Corporation. In addition, Mr. Foster served as the Chairman of the Board of Directors of Community Loan Company until June 30, 2001, when that company was acquired by the Company.

Bennie E. Hewett, age 67 Director since 1987

Prior to 2002, Mr. Hewett was President of Capital Loan Company of Gainesville, Inc. In addition, from 1987 until 2002, Mr. Hewett served as Chairman of the Board of Delta Management Company, a sole proprietorship, which operated a chain of consumer finance companies located in Georgia, South Carolina, Texas and Louisiana. Presently, he is president and owner of Capital Assets, Inc., which invests in real estate, media and various other ventures.

Richard A. Hunt, age 62 Director since 1987

Mr. Hunt is President and Chief Executive Officer of the Company, and also serves as Chief Executive Officer of Gainesville Bank & Trust, positions he has held since July 1987. Mr. Hunt also serves on the Boards of United Bank & Trust, Community Trust Bank, Gainesville Bank & Trust and HomeTown Bank of Villa Rica.

James L. Lester, age 60 Director since 2000

Mr. Lester is President of JL Lester & Son, Inc., an investment company, and has been Vice President of Sales for EBY-Brown, a food distributorship, located in Rockmart, Georgia, since 1998. Prior thereto, Mr. Lester was President of JL Lester & Son, Inc., a food distributorship.

John E. Mansour, age 53 Director since 2005

Mr. Mansour was the Chairman of FNBG Bancshares until its merger with the Company in March of 2005. Mr. Mansour is the President of Berkeley Enterprises, Inc., a real estate investment company, and is an investor or partner in several other business ventures. A registered pharmacist with a degree from the University of Georgia, he worked in medical sales, managed health care facilities and eventually owned and later sold a health care company.

Dr. T. Alan Maxwell, age 57 Director since 2003

Dr. Maxwell is the owner and President of T. Alan Maxwell, D.D.S., P.C., a general dentistry practice in Milledgeville, Georgia. He was an organizer in 1989 of First National Bank of Baldwin County, which changed its name to First National Bank of the South, and has served as a director since 1989. Dr. Maxwell became a director of the Company in connection with its acquisition of First National Bank of the South in August 2003.

James H. Moore, age 59 Director since 2003

Mr. Moore is President of Sidney O. Smith, Inc., an independent insurance agency and has been employed with Sidney O. Smith, Inc. since 1973. He is also President of Southern Premium Finance, Inc., a company that finances premiums generated by Sidney O. Smith, Inc. Mr. Moore has served as a director of Gainesville Bank & Trust since June 1998.

Samuel L. Oliver, age 63 Director since 1987

Mr. Oliver is Vice Chairman of the Company and Gainesville Bank & Trust. He is a practicing attorney and partner in the law firm of Hulsey, Oliver & Mahar, LLP, which has served as legal counsel to the Company since its organization. Mr. Oliver has been a member of Hulsey, Oliver & Mahar, LLP since 1969. Mr. Oliver serves on the Board of Gainesville Bank & Trust.

Alan A. Wayne, age 63 Director since 1992

Mr. Wayne is Secretary of the Company. Mr. Wayne is a partner in Wayne Co. Development, the President of Wayne Brothers, Inc. and the President of Chattahoochee Parks, Inc. All are commercial real estate development companies. Mr. Wayne has held positions with these businesses or their predecessors for more than five years.

Philip A. Wilheit, age 61 Director since 1987

Mr. Wilheit is Chairman of the Board of Directors of the Company and of Gainesville Bank & Trust. Mr. Wilheit has served as President of Wilheit Packaging, LLC, a distributor of packaging material and paper-related products since 1999. Mr. Wilheit also serves as President of Marketing Images, a corrugated paper products company.

There are no family relationships between any director, executive officer or nominee for director of the Company or any of its subsidiaries.

PROPOSAL TWO:
APPROVAL OF AN AMENDMENT
TO THE COMPANY’S STOCK OPTION PLAN OF 1997
TO INCREASE THE NUMBER OF SHARES RESERVED
FOR ISSUANCE THEREUNER BY 500,000 SHARES
AND TO EXTEND THE TERM OF THE PLAN BY FIVE YEARS
(Item 2 on the Proxy Card)

In July 1997, the Board of Directors adopted, and the Company’s shareholders thereafter approved, the Company’s Stock Option Plan of 1997 (the “Plan”), a copy of which is attached hereto as Appendix “A”. The Plan authorizes the grant of stock options to officers, directors and key employees of the Company. The Plan was amended by the shareholders of the Company at the 2002 Annual Meeting to increase the number of shares reserved thereunder from 325,000 to 700,000. The Plan was further amended by the shareholders of the Company at the 2004 Annual Meeting to increase the number of shares reserved thereunder from 700,000 to 1,200,000. As a result of the five-for-four stock split effected in the form of a stock dividend on June 18, 2004, the number of shares reserved under the Plan is now 1,500,000. As of March 31, 2006, options to purchase 633,594 shares of common stock were outstanding under the Plan.

On February 20, 2006, the Board of Directors determined that, subject to shareholder approval, it was in the best interest of the Company to increase this option pool by 500,000 shares such that a total of 2,000,000 shares are reserved for issuance pursuant to the Plan. This total of 2,000,000 includes the 663,594 shares outstanding on March 31, 2006. As such, the Board of Directors has authorized an amendment to the Plan, subject to shareholder approval, that would:

•       increase the number of shares of the Company’s common stock available for award under the Plan by an additional 500,000 shares to a total of 2,000,000 shares;

•       extend the term of the Plan to September 30, 2012; and

•       specify that all shares subject to options under the plan are eligible for designation as Incentive Stock Options, within the Board’s discretion.

The Company intends to register the additional 500,000 shares on a Registration Statement on Form S-8 under the Securities Act of 1933 as soon as possible after receiving shareholder approval.

The Board of Directors believes an increase in the option pool is necessary to continue to provide long-term incentives to attract and retain employees. The affirmative vote of a majority of the shares of the Company’s common stock present or represented and entitled to vote at the Annual Meeting will be required to approve this amendment to the Plan. Abstentions will have the same effect as a negative vote, but broker non-votes will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS TO THE COMPANY’S
SHAREHOLDERS A VOTE “FOR” THIS PROPOSAL.

Summary of Plan Terms

The following description of the material features of the Plan is a summary and is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Appendix “A” and will be provided to any shareholder upon written request. The Plan provides for the grant of incentive stock options (the “ISOs”) and non-qualified stock options (“NQSOs”) to key employees and directors of the Company and its subsidiaries.

Purpose

The purpose of the Plan is to promote the long-term success of the Company and its subsidiaries by providing financial incentives to key employees and directors who are in positions to make significant contributions toward such success. The Plan is designed to attract individuals of outstanding ability to employment or directorship with the Company, to encourage key employees and directors to acquire a proprietary interest in the Company and to continue their employment and directorship with the Company and to render superior performance during such employment and directorship.

Administration

The Plan is administered by the Board of Directors, which has authority to determine the individuals to whom awards will be granted, the form and amount of the awards, the dates of the grant, and other terms of each award.

Description of Options

Key employees and directors are eligible for consideration as participants under the Plan. The Plan will provide for grants to key employees of both ISOs as defined in Section 422 of the Internal Revenue Code of 1986 as amended (the “Code”), and NQSOs. No employee will be granted ISOs under the Plan (and all other plans of the Company) which are first exercisable in any calendar year for common stock having an aggregate fair market value (determined as of the date the option is granted) that exceeds $100,000. The directors will be eligible only for grants of NQSOs. The exercise price of an option granted under the Plan will be determined by the Board of Directors at the time of grant. The exercise price of an ISO may not be less than the fair market value of the shares subject to such option as of the date of the grant (or 110% of such fair market value in the case of an ISO granted to an individual who is a 10% shareholder as of the date of grant of the Company). Full payment of the option exercise price must be made by the optionee when an option is exercised. The exercise price may be paid in cash or in such other form as the Board may approve, including shares of the common stock valued at their fair market value (as defined in the Plan) on the date of option exercise. The proceeds received by the Company from exercises of options under the Plan will be used for general corporate purposes.

ISOs granted under the Plan generally will not be exercisable sooner than 12 months after the date of grant, except in the event of a change in control (as defined in the Plan) of the Company or as otherwise designated by the Board. NQSOs are exercisable any time after date of grant and prior to expiration. The period of exercise of an option will be determined by the Board at the time of grant; but in any event, no option may expire any later than the 10th anniversary of the date of grant. Any ISO granted to an individual who possesses more than 10% of the combined voting power of all classes of stock of the Company on the date of grant may not be exercisable for more than five years.

If an optionee is an employee of the Company at the time the option is granted and ceases to be employed by the Company for any reason other than death, then, unless extended by the Board acting in its sole discretion, each outstanding vested option granted to him or her under the Plan will terminate on the date 30 days after the date of such termination of employment or, if earlier, the date specified in the option agreement. An option granted to a director shall not terminate due to his/her leaving service as a director. If the optionee’s employment or service is terminated by reason of the optionee’s death, then, unless extended by the Board acting in its sole discretion, each outstanding vested option granted to the optionee under the Plan will terminate on the date 30 days after the date such employee’s personal representative is appointed. Non-vested options lost by an employee as a result of termination will be available for re-grant to other eligible employees in accordance with the terms of the Plan.

The receipt of stock upon the exercise of any option granted under the Plan will be contingent upon the advice of counsel to the Company that any shares to be delivered comply with federal or state securities laws. The Board may, in its sole discretion, postpone the issuance or delivery of any shares issuable upon exercise of an option for Federal or State regulatory compliance reasons. In the event of changes in the outstanding shares of the common stock by reason of stock dividends, recapitalizations, reclassifications, split-ups or consolidation or other changes in the common stock, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which options may be granted shall be appropriately adjusted by the Board. In the event of an exchange of the outstanding common stock in connection with a merger, consolidation or other reorganization, or a sale by the Company of all or a portion of its assets for a different number or class of shares or other securities of the Company or for shares of any other corporation, the Board shall appropriately adjust, in such manner as it determines in its sole discretion, the number and class of shares or other securities which shall be subject to options and/or the purchase price per share which must be paid thereafter upon exercise. Options will not be transferable by the holder other than by will or applicable laws of descent and distribution.

The Plan, may, from time-to-time, be terminated, suspended, or amended by the Board of Directors in such respects as it shall deem advisable, including any amendment effected (i) so that an ISO granted under the Plan shall be an “incentive stock option” as such term is defined in Section 422 of the Code, or (ii) to conform to any change in law or regulation governing the Plan or the options granted thereunder. However, without the approval of the shareholders, no such amendment may change: (a) the eligibility requirements provided in the Plan; (b) the total number of shares of the common stock which may be granted or awarded under the Plan, except as required under any adjustment described above; (c) the termination date of the Plan to a date after July 14, 2007; or (d) any other provision of the Plan which the Board, in its discretion, determines should become effective only if approved by the shareholders even if shareholder approval is not expressly required by the Plan or by law. All options granted under the Plan will terminate on the date of liquidation or dissolution of the Company.

Tax Consequences

Under the current tax law, a holder of an ISO under the Plan will not realize taxable income upon the grant or exercise thereof. However, depending upon the holder’s income tax situation, the exercise of the ISO may have alternative minimum tax implications. The amount of gain which the optionee must recognize upon subsequent disposition of the common stock is equal to the amount by which the proceeds of the sale exceeds the option exercise price. If the optionee disposes of the stock after the required holding period, that is, no earlier than a date which is two years after the date of grant of the option and one year after the date of exercise, the optionee will recognize capital gain or loss at the time of the disposition. The Company will not be entitled to a tax deduction if the optionee satisfies these holding period requirements. If disposition occurs prior to expiration of the holding period, the optionee will recognize as ordinary income the difference between the option’s exercise price and the fair market value of the common stock on the exercise date. Any additional gain or loss on the disposition will be capital gain or loss. The Company is entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

Under the current law, an optionee will not realize income when a NQSO is granted to him. Upon exercise of such option, however, the optionee must recognize ordinary income to the extent that the fair market value of the common stock on the date the option is exercised exceeds the option exercise price.

Any such gain is taxed as ordinary income in the year the option is exercised. Any gain recognized upon the subsequent disposition of the shares of stock obtained by the exercise of an NQSO will be taxed at capital gain rates. The Company will not experience any tax consequences upon the grant of NQSO, but will be entitled to take an income tax deduction equal to the amount which is includable in the income of the optionee (if any) when the NQSO is exercised.

Options Granted to Certain Persons

The aggregate numbers of shares of common stock subject to options granted to certain persons under the Plan since its inception in September 1997 are as follows: (a) Richard A. Hunt, 87,500 shares; (b) Gregory L. Hamby, 42,500 shares; (c) all current executive officers as a group (that is, Messrs. Hunt and Hamby), an aggregate of 130,000 shares; (d) all current directors who are not executive officers as a group, an aggregate of 79,312 shares; and (e) all employees, including current officers who are not executive officers, as a group, an aggregate of 1,040,895 shares. Since its inception, no options have been granted under the Plan to any other nominee for election as a director, or any associate of any such director, nominee or executive officer, and no other person has been granted 5% or more of the total amount of options granted under the Plan.

Equity Compensation Plan Information

The following table gives information about shares of the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all existing equity compensation plans as of December 31, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders(1)	781,131	$10.48	356,418
Equity compensation plans not approved by security holders	—	—	—
Total	781,131	N/A	356,418

(1)          GB&T Bancshares 1997 Stock Option Plan

CORPORATE GOVERNANCE

Independence of Board of Directors

The business and affairs of the Company are under the direction of the Company’s Board of Directors. The Board of Directors has affirmatively determined that the majority of the Board (ten of 13) is comprised of “independent directors” within the meaning of the Nasdaq Stock Market rules governing director independence. The independent directors are: Mr. Cagle, Dr. Darden, Mr. Foster, Mr. Hewett, Mr. Lester, Dr. Maxwell, Mr. Mansour, Mr. Moore, Mr. Wayne and Mr. Wilheit.

To be considered independent, the director (or a family member of the director) cannot:

•       have been employed by the Company or a subsidiary in the last three years;

•       have accepted, in the last three years, any payments from the Company or a subsidiary in excess of $60,000 during any twelve-month period, other than the following:

•        compensation for board or board committee service;

•        payments arising solely from investments in the Company’s securities;

•        compensation paid to a family member who is a non-executive employee of the company or a subsidiary of the company;

•        benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•        loans from a financial institution where the loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, and did not involve more than a normal degree of risk or other unfavorable factors;

•        payments from a financial institution in connection with the deposit of funds or the financial institution acting in an agency capacity, provided such payments were made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with the general public;

•       have, during the past three years, been employed by the Company or by any subsidiary of the company as an executive officer;

•       be a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made or received payments for property or services in the current or any of the past three fiscal years exceeding 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

•        payments arising solely from investments in the company’s securities; or

•        payments under non-discretionary charitable contribution matching programs.

•       be an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of the other entity; or

•       be a partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Under the bylaws of the Company, the Board of Directors has the authority to elect one or more Emeritus Directors on an annual basis. The Board of Directors elected Messrs. Abit Massey, Don Carter, John Mansfield, and Grady Coleman, all of whom were organizing directors of the Company and its predecessor, Gainesville Bank & Trust, and Mr. Larry Boggs of HomeTown Bank of Villa Rica as

Emeritus Directors. While Emeritus Directors have no vote or legal responsibility, all Emeritus Directors are interested in the Company’s performance and regularly attend Board meetings.

Meetings of the Board of Directors and Committees

The Company’s Board of Directors held ten regular meetings and one special meeting during the fiscal year ended December 31, 2005. All directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees of which the director is a member.

The Company has not adopted a formal policy on Board members’ attendance at annual meetings of shareholders; although they are encouraged to attend. All then-serving members of the Board attended the 2005 annual meeting of shareholders.

The Board of Directors has a standing Executive Committee comprised of four directors. The primary purpose of the Executive Committee is to act on behalf of the full Board between regularly scheduled Board meetings, identify and recommend individuals to the Board for nomination as members of the Board and its committees and assist the Board in developing and implementing corporate governance principles. During 2005, the Executive Committee met 11 times. Current members of the Executive Committee are Messrs. Hunt, Oliver, Wayne and Wilheit.

The Board of Directors has a standing Compensation Committee comprised of three directors. The Compensation Committee is responsible for the administration of the Company’s compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. During 2005, the Compensation Committee met once. Current members of the Compensation Committee are Messrs. Foster, Wayne and Wilheit.

The Board of Directors has a standing Audit Committee, composed of Messrs. Darden, Hewett, Mansour, Moore, and Wilheit. The Audit Committee held ten meetings during the fiscal year ended December 31, 2005. The Audit Committee, among other things, recommends to the Board of Directors the engagement of the independent accountants of the Company and reviews the scope and results of the audits and the internal accounting controls of the Company and its subsidiary banks. The Audit Committee has selected and retained Mauldin & Jenkins, LLC (“M&J”) as the Company’s independent public accountants for the fiscal year ending December 31, 2006. M&J also acted in such capacity during the fiscal year ended December 31, 2005. The Board of Directors has determined that Messrs. Darden, Hewett, Mansour, Moore, and Wilheit are “independent” as required by applicable listing standards of the Nasdaq Stock Market. While each member of the audit committee is “financially sophisticated,” as defined in the Nasdaq listing standards, our Board of Directors has determined that there is currently no “audit committee financial expert,” as defined in SEC rules, serving on the audit committee. The Company anticipates adding a member who is an audit committee financial expert and is willing to serve as a director and as a member of our audit committee within the coming year.

The Board currently does not have a standing nominating committee and does not believe that it is currently necessary to have such a committee, as it believes that the functions of a nominating committee can be adequately performed by its independent Board members. The Board, which consists of a majority of independent directors, reviews on an as-needed basis, the qualifications of any recommended candidates for membership to the Board. Following appropriate review, the Board ascertains the willingness of selected individuals to serve and extends invitations to be nominated to serve as a Board member.

The Board has not adopted a formal policy or process for identifying or evaluating nominees but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers, shareholders of the Company, and professionals in the financial services and other industries. Similarly, the Board does not prescribe any qualifications or skills that a nominee must possess, although it considers business and banking industry experience, record of service on the Board of Directors, standing in the communities served by the Company, availability for service as a director, and any other skills possessed by the individual.

In its capacity as the nominating committee, the Board will accept for consideration shareholders’ nominations for directors if made in writing by a shareholder entitled to vote in the election of directors. To be timely for the 2007 annual meeting of shareholders, the notice must be received within the time frame set forth in “Shareholder Proposals for Inclusion in Next Year’s Proxy Statement” on page 24 of this Proxy Statement. To be in proper form, at a minimum, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and detailed information about the shareholder making the nomination and the person nominated for election.

Executive Sessions of Independent Directors

Our non-management, independent directors meet without management as needed prior to or following each regular meeting of the Board, and the Chairman of the Board may call for a meeting of non-management directors at any special meeting of the Board. In 2005, the non-management directors held no executive sessions, as the independent directors did not perceive a need for such sessions.

Code of Ethics

The Company’s Code of Ethics, as amended on April 17, 2004, applies to all of our directors, executive officers and employees. The Code of Ethics is available on our website at www.gbtbancshares.com under the heading “Investor Relations,” “Corporate Information” and “Governance Documents.” We intend to disclose any amendments to our Code of Ethics, and any waiver from a provision of the Code of Ethics granted to our principal executive officer, principal financial and accounting officer or persons performing similar functions on our website within four business days following such amendment or waiver.

Shareholder Communications to Board

The Company encourages shareholder communication with the Board of Directors. Any shareholder who wishes to communicate with the Board or with any particular director, including any independent director, may send a letter to the Secretary of the Corporation at 500 Jesse Jewell Parkway, S.E., Gainesville, Georgia 30501, and the Secretary will pass the unopened letter to the Board or particular director. Any communication should indicate that you are a Company shareholder and clearly specify that it is intended to be made to the entire Board or to one or more particular director(s).

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. Foster, Wayne and Wilheit. None of the members of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own 10% or more of the registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and 10% shareholders are required by regulations of the SEC to furnish the Company with copies of all of the forms they file under Section 16(a) of the Exchange Act. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 2005, all directors, officers and 10% shareholders complied with all filing requirements under Section 16(a) of the Exchange Act.

EXECUTIVE OFFICERS

The executive officers of the Company are elected annually and serve at the pleasure of the Board of Directors. The following sets forth each executive officer of the Company by name, age, the year first elected as an officer of the Company, position with the Company, and business experience for the past five years.

Name	Age	Year First Elected	Business Experience
Richard A. Hunt President and Chief Executive Officer	62	1987	Additional biographical information regarding Mr. Hunt, who is also a director, can be found under the heading of this proxy statement entitled “Proposal One: Election of Directors.”
Gregory L. Hamby Executive Vice President and Chief Financial Officer	51	1996

Mr. Hamby is the Executive Vice President and Chief Financial Officer of both the Company and Gainesville Bank & Trust. Previously, he served as Senior Vice President of the Company and Gainesville Bank & Trust; and from 1995 to 1996, he served as Vice President and Accounting Manager of Gainesville Bank & Trust. Mr. Hamby was elected to the Board of First National Bank of the South in October 2003 and First National Bank of Gwinnett in March 2005.

EXECUTIVE COMPENSATION

The following table sets forth certain information for each of the Company’s last three fiscal years concerning compensation paid by the Company to its President and Chief Executive Officer and any other executive officers of the Company who earned over $100,000 in salary and bonus during the fiscal year ended December 31, 2005.

Summary Compensation Table

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary($)	All Other Compensation ($)	Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)
Richard A. Hunt,	2005	330,000	162,900	—	—	55,112	(2)
President and Chief	2004	220,000	199,017	—	—	52,976	(3)
Executive Officer	2003	200,000	137,434	—	—	46,445	(4)
Gregory L. Hamby,	2005	170,000	83,918	—	5,000	19,450	(5)
Executive Vice	2004	145,000	68,412	—	—	14,999	(6)
President and Chief	2003	130,000	54,974	—	—	7,155	(7)
Financial Officer

(1)          The executive officers of the Company participate in an incentive compensation plan that provides for discretionary annual bonuses. Under their incentive compensation arrangement, the amount of the discretionary annual bonus is determined by a pre-set formula established by the Board of Directors based upon performance measures of the Company.

(2)          Includes $9,450 in 401(k) match, $578 auto allowance, $4,534 social club dues, and $38,600 in director’s fees.

(3)          Includes $9,225 in 401(k) match, $617 auto allowance, $4,534 social club dues, and $38,600 in director’s fees.

(4)          Includes $9,000 in 401(k) match, $4,345 social club dues and $33,100 in director’s fees.

(5)          Includes $9,450 in 410(k) match and $10,000 in director’s fees.

(6)          Includes $8,999 in 410(k) match and $6,000 in director’s fees.

(7)          Represents 401(k) match for the year.

The Stock Option Plan of 1997

The Stock Option Plan of 1997 (the “Plan”) authorizes the grant of stock options to officers, directors and key employees of the Company. The Plan was amended by the shareholders of the Company at the 2004 Annual Meeting to increase the number of shares reserved thereunder from 700,000 to 1,200,000. As a result of the five-for-four stock split effected in the form of a stock dividend on June 18, 2004, the number of shares reserved under the Plan is now 1,500,000. As set forth in this Proxy Statement, the Board of Directors has proposed an amendment to the Plan for shareholder approval that would increase the number of shares of common stock available for grants under the plan from 1,500,000 to 2,000,000 and would extend the term of the Plan by five years. The Plan provides for the grant of options at the discretion of the Board of Directors. Under the Plan, the Board of Directors may award both incentive and non-qualified stock options. Stock options granted pursuant to the Plan expire on or before the date which is the tenth anniversary of the date the option is granted, or until the expiration of 30 days from the date on which the person to whom they were granted ceases to be employed by the Company or the Banks. As of March 31, 2006, options to acquire an aggregate of 663,594 shares of Company common stock had been granted under the Plan.

Option Grants Table

The following table contains information concerning the grant of stock options to the named executive officers of the Company during the Company’s fiscal year ended December 31, 2005:

Option Grants In Last Fiscal Year

Potential Realizable
	Number of	% of Total			Value of Assumed
	Securities	Options			Annual Rate of
	Underlying	Granted to			Stock Appreciation
	Options	Employees in	Exercise or Base	Expiration	for Option Term(1)
Name and Principal Position	Granted	Fiscal Year	Price ($/Sh)	Date	5% ($)	10%($)
Richard A. Hunt,	-0-	-0-	N/A	N/A	N/A	N/A
President and Chief Executive Officer
Gregory L. Hamby,	5,000	13.0	$23.50	2/21/2015	76,000	200,600
Executive Vice President and Chief Financial Officer

(1)          The dollar gains under these columns result from calculations required by the Securities and Exchange Commission's rules and are not intended to forecast future price appreciation of the Company’s common stock. It is important to note that options have value only if the price of the Company's common stock increases above the exercise price shown in the table during the effective option period. To realize the potential values set forth in the 5% and 10% columns in the table, the price per share of the Company’s common stock would have to be approximately $38.70 and $63.62, respectively, as of the expiration date of the options.

Option Exercise and Fiscal Year-End Option Value Table

The following table sets forth certain information regarding the exercise of stock options during the fiscal year ended December 31, 2005 by the persons named in the Summary Compensation Table and the value of options held by such persons at the end of such fiscal year.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at FY-End(#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End($)(1) Exercisable/Unexercisable
Richard A. Hunt	11,500	166,900	22,000/22,500	280,940/287,325
Gregory L. Hamby	4,000	50,080	19,750/12,500	252,207/159,625

(1)          Market value of underlying securities at December 31, 2005 ($21.41), minus the option exercise price of $8.64.

Change of Control Employment Agreements

In August 1996, the Company and Richard A. Hunt, the Company’s President and Chief Executive Officer, entered into an Employment Agreement. The Employment Agreement, as amended in 2002, becomes effective only upon a Change in Control of the Company, and continues for a term of three years thereafter. During the term of the Employment Agreement, Mr. Hunt would be entitled to receive, among other benefits, an annual salary equal to at least the average of the base compensation (base salary and incentive bonus) paid to Mr. Hunt by the Company for the three calendar years preceding the Change in Control. Upon a Change in Control, the Employment Agreement may be terminated by the Company for cause. If the Employment Agreement is terminated by the Company other than for cause, the Company would be required to pay Mr. Hunt a sum equal to the base salary he would otherwise be entitled to receive for the remaining term of the Employment Agreement. Upon a Change in Control, Mr. Hunt may terminate the Employment Agreement with two weeks notice to the Company.

In April 2001, the Company and Gregory L. Hamby, the Company’s Executive Vice President and Chief Financial Officer, entered into an Employment Agreement. The Employment Agreement with Mr. Hamby, as amended in 2002, has substantially the same terms and conditions as the Company’s Employment Agreement with Mr. Hunt, except that Mr. Hamby’s agreement is effective for two years after a Change of Control of the Company.

A “Change in Control” of the Company is defined in each Employment Agreement to include, with certain exceptions:

•       the closing of any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split or otherwise, which results in the acquisition of beneficial ownership by any person, entity or group (other than members of the Board of Directors of the Company serving as of August 12, 1996) or other persons or entities acting in concert, of at least 50% of the outstanding shares of common stock; or

•       the closing of the sale of all or substantially all of the assets of the Company.

Director Compensation

During 2005, the members of the Board of Directors of the Company received fees for attendance at Company Board meetings in the amount of $1,200 per meeting attended, $350 for each Audit Committee meeting attended, and $200 for each other Board committee meeting attended.

REPORT OF COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The following report is provided to shareholders by the members of the Compensation Committee of the Board of Directors.

The Compensation Committee, comprised of three directors, has been responsible for the administration of the Company’s compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company has designed its compensation programs to provide a competitive level of total compensation and to include incentive and equity ownership opportunities linked to its performance and shareholder return.

Compensation Philosophy

The Compensation Committee’s primary goal is to align compensation with the Company’s business objectives and performance. The Company aims to attract, retain and reward executive officers and other key employees who contribute to long-term shareholder value. To establish the relationship between executive compensation and the creation of shareholder value, the Company has adopted a total compensation package comprised of base salary, bonus, and stock option awards. Key elements of this compensation philosophy are:

•       the Company pays competitively relative to leading banking companies with which the Company competes for talent;

•       the Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels; and

•       the Company provides significant equity-based incentives for executives and other key employees to ensure that those individuals are motivated over the long term to respond to the Company’s business challenges and opportunities as owners, not just as employees.

Compensation Program

The Company’s executive compensation program has three major components, each of which is intended to attract, retain and motivate executive officers consistent with the philosophy set forth above. The Company considers these components of compensation individually, as well as collectively, in determining total compensation for executive officers.

Base Salary

Each year the Compensation Committee has established base salaries for individual executive officers, consistent with the parameters set forth in each individual executive officer’s employment agreement, if any, and based upon other factors, including (i) industry and peer group surveys, (ii) responsibilities, scope and complexity of each position, and (iii) performance judgments as to each individual’s past and expected future contributions. The Compensation Committee has reviewed with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for the Company’s officers other than the Chief Executive Officer. The Compensation Committee has reviewed and fixed the base salary of the Chief Executive Officer based on similar competitive compensation data and the Compensation Committee’s assessment of his past performance and its expectations as to his future contributions in leading the Company.

Annual Cash (Short-Term) Incentives

The Company has established a discretionary, annual cash incentive plan for its officers to provide a direct linkage between individual pay and accomplishing key annual corporate objectives. Target annual bonus awards are established for officers and other management employees, consistent with the parameters set forth in their respective employment agreements, if any.

In establishing the bonus amounts for 2005, the Compensation Committee considered the attainment of certain corporate earnings goals. The Compensation Committee also considered the performance of each officer in his or her respective areas of accountability and each officer’s respective contribution to the Company’s success. The major portion of each officer’s annual performance bonus is based on attainment of the overall corporate earnings goals, which are determined at the beginning of the year.

The bonus award paid to the executive officers was based on the Company’s performance goals, determined by the Compensation Committee at fiscal year 2005, as adjusted upward or downward based on certain criteria established by the Compensation Committee.

Equity-Based Incentive Compensation

Through stock option grants, executives receive significant equity incentives to build long-term shareholder value. With respect to incentive stock options, the exercise price of such options granted under the Plan is 100% of the fair market value of the underlying stock on the date of grant, and with respect to non-qualified stock options, the exercise price of such options granted under the Plan is no less than 100% of the fair market value of the underlying stock on the date of grant. Employees receive value from these grants only if the value of the Company’s common stock appreciates over the long term.

Compliance with Internal Revenue Code Section 162(m)

The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officers named in the Summary Compensation Table, unless compensation is performance-based. Since the targeted cash compensation of each of the executive officers named in the Summary Compensation Table is well below the $1 million threshold and the Compensation Committee believes that any options granted under the Plan will meet the requirements of being performance-based under the transitional provisions provided in the regulations under Section 162(m), the Compensation Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company’s policy is to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax laws.

The Compensation Committee
Philip A. Wilheit
William A. Foster, III
Alan A. Wayne

The foregoing report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

SHAREHOLDER RETURN PERFORMANCE GRAPH

The following graph compares the Company’s yearly percentage change in cumulative, five-year shareholder return with the Nasdaq Market (U.S.) Index and the SNL Nasdaq Bank Index. The graph assumes that the value of the investment in the Company’s common stock and in each index was $100 on December 31, 2000 and that all dividends were reinvested. The change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the period, and (b) the change in share price between the beginning and end of the period, by (ii) the share price at the beginning of the period.

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
GB&T Bancshares, Inc.	100.00	91.71	113.42	151.45	196.00	176.65
NASDAQ Composite	100.00	79.18	54.44	82.09	89.59	91.54
*SNL NASDAQ Bank Index	100.00	108.85	111.95	144.51	165.62	160.57

*                    Source: SNL Financial LC, Charlottesville, Virginia, 2006.
Used with permission. All rights reserved. www.snl.com  (434) 977-1600

The foregoing Total Return Performance Graph  shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the ordinary course of business, the Banks have and anticipate that they will continue to have transactions with various directors, officers, principal shareholders and their associates on substantially the same terms (including price, interest rates, collateral, and repayment terms) as those prevailing at the time for comparable transactions with unrelated parties. None of such banking transactions involve more than the normal risk of collectibility and do not present other unfavorable features to the Banks.

Samuel L. Oliver, a director of the Company, is a partner in the law firm of Hulsey, Oliver & Mahar, LLP, Gainesville, Georgia, which firm served as legal counsel to the Company in 2005. It is anticipated that this firm will also provide legal services to the Company and the Banks during 2006.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee acts under an amended and restated written charter, which was attached as Appendix A to the Proxy Statement for the 2004 annual meeting of shareholders and which is available on the Company’s website at www.gbtbancshares.com under the heading “Investor Relations,” “Corporate Information” and “Governance Documents”. The Board of Directors, has determined that Messrs. Moore, Hewett, Mansour, Wilheit and Darden are “independent” as defined in Rule 4200 of the Nasdaq Stock Market and in Rule 10A-3(b)(1) of the Exchange Act.

Management is responsible for the Company’s internal controls, financial reporting process, preparation of financial statements and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue an opinion as to the audited financial statements conformity to generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes and has the sole responsibility for the appointment, compensation and evaluation of the Company’s independent accountants.

Within this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent accountants also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC.

The foregoing report has been furnished by the Audit Committee of the Board of Directors.

The Audit Committee
John W. Darden
Bennie E. Hewett
John E. Mansour
James H. Moore
Philip A. Wilheit

The foregoing report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the report by reference in any such document.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed Mauldin & Jenkins, LLC (“M&J”) as the Company’s independent public accountants for the fiscal year ending December 31, 2006. M&J also acted in such capacity during the fiscal year ended December 31, 2005. M&J representatives will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

The fees billed by M&J for fiscal years ended December 31, 2004 and 2005 were as follows:

	2004	2005
Audit fees(1)	$334,954	$316,798
Audit related fees(2)	$10,408	$13,980
Tax fees(3)	$27,269	$19,038
All other fees(4)	$0	$0

(1)          Includes professional services rendered for the audit of the Company’s financial statements for the fiscal year and the reviews of the Company’s financial statements included in the Company’s Forms 10-Q filed during such fiscal year. In 2005, audit fees also included reviews of the Company’s internal control over financial reports for purposes of section 404 of the Sarbanes-Oxley Act of 2002. Audit fees include attendance at Audit Committee meetings related to the audit or review, and consultation on audit and accounting matters arising during the course of such services, audit committee and management letter communications related to the audit or reviews. Audit fees also include fees for services provided in connection with regulatory filings, consents, and assistance with and review of documents filed with the SEC, as well as review and assistance with Form S-4 filings related to the acquisition of FNBG Bancshares, Inc.

(2)          Audit-related fees were in connection with consultations concerning financial accounting and reporting standards, audits of employee benefit plans, Federal Home Loan Bank agreed-upon procedures, and services performed in connection with mergers or acquisitions.

(3)          Tax fees included fees for tax compliance, tax planning, tax advice, preparation of original and amended tax returns, claims for refunds, tax advice related to mergers and acquisitions, benefit plan tax preparation, requests for rulings or technical advice from taxing authorities, and preparation of short-period tax returns related to FNBG Bancshares, Inc.

(4)          No fees were paid for services provided by M&J during 2004 and 2005 other than those described above.

Audit Committee Pre-Approval Policy

Pursuant to the terms of the Company’s Audit Committee charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent accountants. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to assure that the provisions of such services does not impair the accountants’ independence.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual Meeting other than the proposals referred to herein. If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named as Proxies will vote or refrain from voting in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR’S
PROXY STATEMENT

Proposals of shareholders intended to be presented at the Company’s 2007 annual meeting of shareholders must be received by the Company by December 11, 2006, in order to be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting. Such proposals should be directed to the attention of Alan A. Wayne, Secretary, GB&T Bancshares, Inc., P.O. Box 2760, Gainesville, Georgia 30503.

OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION
AT NEXT YEAR’S ANNUAL MEETING

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2007 annual meeting of shareholders, management will be able to vote proxies in its discretion if the Company:  (i) receives notice of the proposal before the close of business on February 24, 2007, and advises shareholders in the 2007 proxy statement about the nature of the matter and how management intends to vote on such matter; or (ii) does not receive notice of the proposal prior to the close of business on February 24, 2007. Notices of intention to present proposals at the 2007 annual meeting of shareholders should be addressed to Alan A. Wayne, Secretary, GB&T Bancshares, Inc., P.O. Box 2760, Gainesville, Georgia 30503.

ANNUAL REPORTS

Consolidated financial statements for the Company are included in the Annual Report on Form 10-K filed with the SEC, 100 F Street N.E., Washington, D.C. 20549, a copy of which is enclosed herewith. Additional copies of the 2005 Form 10-K (excluding exhibits) will be furnished, without charge, by writing to GB&T Bancshares, Inc., Attention: Secretary, P.O. Box 2760, Gainesville, Georgia 30503. A copy of the 2005 Form 10-K is also available on the SEC’s Internet site at http://www.sec.gov.

APPENDIX A

GAINESVILLE BANK & TRUST STOCK OPTION PLAN OF 1997

1.     Purpose of Plan.   This Stock Option Plan (the “Plan”), is intended to encourage ownership of shares of Gainesville Bank & Trust (the “Bank”), by key employees, officers, and directors of the Bank and to provide additional incentive for them to promote the success of the Bank.

2.     Shares Subject to the Plan.   There will be reserved for use upon the exercise of options to be granted under the Plan (“Options”), an aggregate of 130,000 common shares, of the par value of $5.00 per share (the “Common Shares”) of the Bank. The shares shall be made available from authorized and unissued common stock or from common stock issued and held in the treasury of the Bank, as shall be determined by the Board of Directors.

3.     Administration.   Subject to the specific provisions hereinafter set forth, this Plan shall be administered by the Board of Directors (“Board”).The Board shall have full power and authority to construe, interpret and administer this Plan and to make determinations which shall be final, conclusive and binding upon all persons, including without limitation, the Bank, the stockholders, the directors, and any persons having any interest in any options which may be granted under this Plan.

4.     Effective Date; Shareholder Approval.   This Plan was approved by the Board of Directors of the Bank on April 14, 1997, and it shall be generally effective as of said date, subject to the approval of the stockholders of the Bank at its next regularly scheduled shareholders meeting. If the Plan is not approved by the shareholders within twelve (12) months of the date it was approved by the Board of Directors, it shall automatically terminate and all options granted hereunder shall be void.

5.     Eligibility.   Awards may be granted under the Plan to present or future key employees and to Directors of the Bank. Subject to the provisions of the Plan, the Board may, upon the recommendation of the President of the Bank, select the persons to whom awards will be granted, and will fix the number of shares covered by each such award and establish the terms and conditions thereof, including, without limitation, the exercise price of options, restrictions on exercisability of options or on the dispositions of the shares of common stock issued upon exercise of options, and the purchase price, vesting provisions, restrictions on transfer and repurchase of restricted stock.

6.     Terms and Conditions of Option Awards.   Each option granted under the Plan will be evidenced by a Stock Option Agreement in a form approved by the Board. Each such option will be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan (and, in the case of an incentive stock option, not inconsistent with the provisions of the Internal Revenue Code (“Code”) applicable thereto) as the Board deems appropriate.

(a)  Option Exercise Price.   The option price per share with respect to each option shall not be less than the fair market value of the common stock on the date the option is granted (110 percent of fair market value in the case of an Optionee who, at the time the option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Bank (a “10 percent shareholder”)). For purposes hereof, the “fair market value” of a share of common stock on any given date shall be as determined in good faith by the Board of Directors.

(b)    Option Period.   The period during which an option may be exercised will be fixed by the Board and will not exceed ten years from the date the option is granted (5 years in the case of an incentive stock option granted to a “10 percent shareholder”).

(c)   Exercise of Options.   Subject to earlier termination of the option as provided herein, unless the Board determines otherwise, options will be exercisable from the date and after the date of grant. Vesting or other restrictions on the exercisability of an option will be set forth in the related Option Agreement.

All or any part of the exercisable portion of an option may be exercised at any time during the option period. An option may be exercised by transmitting to the Bank (1) a written notice specifying the number of shares to be purchased, and (2) payment of the exercise price in cash or by certified or cashier’s check or by such other means or in such other manner of payment as the Board may permit, together with the amount, if any, deemed necessary by the Board to enable the Bank to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Bank are made with respect to the satisfaction of such withholding obligations).

(d)   Payment of Exercise Price.   The purchase price of common stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted under the Option Agreement, including, without limitation, previously-owned shares of common stock.

(e)   Rights as a Stockholder.   No shares of common stock will be issued in respect to the exercise of an option granted under the Plan until full payment therefor has been made as provided herein, and the applicable income tax withholding obligations have been satisfied or provided for, as applicable.

The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

(f)    Non-Transferability of Options.   No option granted under the Plan may be assigned or transferred except by will or by the applicable laws of descent and distribution; and each such option may be exercised during the Optionee’s lifetime only by the Optionee. In the event of the death of the optionee, the Optionee’s personal representative shall have thirty days from the date he or she is appointed to exercise all vested options, and upon the expiration of thirty (30) days all such options, if not exercised, shall be null and void.

(g)   Termination of Employment or Other Service.   If an Optionee is an employee of the Bank at the time the option is granted and ceases to be employed by the Bank for any reason other than death, then, unless extended by the Board acting in its sole discretion, each outstanding option granted to him or her under the Plan will terminate on the date thirty (30) days after the date of such termination of employment or, if earlier, the date specified in the Option Agreement. An option granted to a Director shall not terminate due to his/her leaving service as a Director. If the Optionee’s employment or service is terminated by reason of the Optionee’s death, then, unless extended by the Board acting in its sole discretion, each outstanding option granted to the Optionee under the Plan will terminate on the date thirty (30) days after the date such employee’s personal representative is appointed.

(h)   Other Provisions.   The Board may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions related to the application of federal or state banking or securities laws, as it may deem necessary or advisable.

7.    Capital Changes. Reorganization. Sale.

(a)  Adjustments Upon Change in Capitalization.   In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the Corporate structure or shares of the Bank, the Board shall make such equitable adjustments, if any, as it may deem appropriate, in the number and kind of shares authorized by this Plan, or in the number, option price and kind of shares covered by the options granted.

(b)   Acceleration of Vesting Upon Change of Control.   If there is a “Change of Control” of the Bank (as defined in subparagraph (c) below, then all outstanding options shall become fully exercisable whether or not the vesting conditions, if any, set forth in the related Options Agreement, have been satisfied, and each Optionee shall have the right to exercise his or her options prior to such “Change of Control” and for as long thereafter as the option shall remain in effect in accordance with its terms and the provisions hereof.

A-2

(c)   Change of Control Defined.   For purposes hereof, a “Change in Control” of the Bank is deemed to occur upon any of the following events:

(1)   the closing of any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split, or otherwise, which results in the acquisition of beneficial ownership (as such term is defined under the rules and regulations promulgated under the Securities and Exchange Act of 1934, as amended) by any person or entity or any group (except the Board as it existed on the date of approval of this Plan) or other persons or entities acting in concert, of 50 percent or more of the outstanding shares of common stock of the Bank.

(2)   The closing of any sale of all or substantially all of the assets of the Bank.

“Change of Control “shall not include transfers occurring as a result of the following: (1) formation by the Bank’s shareholders of a bank holding company and the surrender of Bank stock for holding company stock as a result thereof. (2) Transfers on account of death, gift, or stockholder action not in concert.

(d)   Fractional Shares.   In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such option will cover only the number of full shares resulting from the adjustment.

(e)   Determination of Board to be Final.   All adjustments under this paragraph shall be made by the Board, and its determination as to what adjustments shall be, and the extent thereof, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a “modification” as defined in Section 424(h) of the Internal Revenue Code and so as not to cause the Optionee’s incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option.

8.    Amendment and Termination of Plan.   The Board may amend or terminate the Plan. However, the Board may not, without further stockholder approval, (a) increase the total number of shares which may be purchased under the Plan other than as provided in paragraph 7, or (b) extend the period during which options may be granted, or (c) change the class of persons eligible to receive awards under the Plan. No amendment or termination may affect adversely any outstanding award without the written consent of the Optionee.

9.    No Rights Conferred.   Nothing contained herein will be deemed to give any individual any right to receive an award under the Plan or to be retained in the employ or service of the Company or create any obligation on the part of the Board to nominate any director for re-election by the Bank’s shareholders.

10. Governing Law.   The Plan and each award agreement shall be governed by the laws of the State of Georgia.

11. Power of Board to Designate Decisions to Committee.   Except to the extent rights or powers under this Plan are reserved specifically to the discretion of shareholders, or reserved to the Board of Directors under applicable law, the Board may appoint a committee to interpret the Plan and any award agreement made under the Plan and to determine all issues which arise thereunder or in connection therewith, and the decision of the Board or Committee, as the case may be, shall be binding and conclusive on all interested persons.

12. Effect of Termination of The Plan.   The rights of grantees under awards outstanding at the time of termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the award (as then in effect or thereafter amended).

A-3

GB&T BANCSHARES, INC.

PROXY FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Is Solicited on Behalf of the Board of Directors of GB&T Bancshares, Inc.

The undersigned shareholder hereby appoints Douglas A. Carter and John W. Jacobs, III, and each or either one of them with full power of substitution, as Proxies to represent and to vote, as designated below, all of the shares of common stock of GB&T Bancshares, Inc. (the “Company”) held of record by the undersigned on March 23, 2006, at the Annual Meeting of Shareholders (the “2006 Annual Meeting”) to be held at the Gainesville Civic Center located at 830 Green Street, Gainesville, Georgia, on Thursday, May 11, 2006, at 5:00 p.m. local time, or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE FOLLOWING PROPOSAL:

1.

The proposal to reelect the following individuals (the “Nominees”) to serve as members of the Company’s Board of Directors until the 2007 Annual Meeting of Shareholders of the Company and until their successors are duly elected and qualified: Lowell S. (Casey) Cagle, Dr. John W. Darden, William A. Foster, III, Bennie E. Hewett, Richard A. Hunt, James L. Lester, John E. Mansour, Dr. T. Alan Maxwell, James H. Moore, Samuel L. Oliver, Alan A. Wayne, and Philip A. Wilheit.

Nominees:

Lowell S. (Casey) Cagle, Dr. John W. Darden, William A. Foster, III, Bennie E. Hewett, Richard A. Hunt, James L. Lester, John E. Mansour, Dr. T. Alan Maxwell, James H. Moore, Samuel L. Oliver, Alan A. Wayne, and Philip A. Wilheit.

	☐	FOR all Nominees listed above (except as marked to the contrary below)	☐	Withhold authority to vote for all Nominees listed above

Instructions: To withhold authority to vote for any individual Nominee, write that Nominee’s name in the following space provided:

			For	Against	Abstain
2.

Approval of the amendment to the Company’s Stock Option Plan of 1997 to increase the number of shares of common stock available for the grant of awards under the Plan from 1,500,000 to 2,000,000 shares and to increase the term of the Plan by five years.

			☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such of the matters as may properly come before the 2006 Annual Meeting or any adjournment or postponement thereof.

This Proxy revokes all prior proxies with respect to the 2006 Annual Meeting and may be revoked prior to its exercise. No proposal is conditioned on or related to any other proposal.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1, FOR THE APPROVAL OF THE AMENDMENT DESCRIBED IN PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE FIRST MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

DATED:
Signature

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE

Signature (if held jointly)

NOTE:  If stock is held in the name of two or more persons, all must sign. When signing as attorney, trustee, administrator, executor or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer.